Exhibit 99.1

Monster Worldwide Reports Fourth Quarter 2013 Results

•	Fourth Quarter Highlights

•	Revenue Increases Sequentially to $199 Million Driven by Growth in North America and Europe

•	Cash Flow from Operations of $25 Million

•	Consolidated EBITDA of $31 Million; Careers – North America EBITDA Margin of 24%

•	Non-GAAP EPS of $0.11; GAAP Loss Per Share of ($0.21) includes $0.26 of Non-Cash Income Tax Expense Primarily Related to South Korean Transaction

•	Closed Sale of Minority Interest in South Korean Business for an Aggregate Purchase Price of $90 Million with Net Cash Proceeds of $86.5 Million

•	Repurchased 8.2 Million Shares of Common Stock in the Fourth Quarter; Company Has Repurchased Approximately 20% of Outstanding Shares in 2013

New York, February 6, 2014 — Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the fourth quarter ended December 31, 2013.

“We are pleased with our fourth quarter financial results as we delivered sequential revenue growth in North America and Europe reflecting increased demand for Monster’s products. We were encouraged that the momentum we saw in the second and third quarters of 2013 in North America and parts of Europe accelerated in the fourth quarter, and we believe these positive sales trends will continue into 2014,” said Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide. “We continue to execute on several important initiatives that we believe will significantly improve our market share and increase profitability. We look forward to discussing these initiatives at our Investor Meeting on May 14th. Finally, consistent with our objective to enhance shareholder value, we repurchased $46 million worth of our shares in the quarter and continue to believe that repurchasing shares represents an extremely attractive investment.”

Fourth Quarter 2013 Results

Revenue of $199 million increased sequentially from $197 million in the third quarter of 2013. Revenue in the fourth quarter of 2012 was $211 million. Revenue from the Company’s North American and European operations increased on a sequential basis. Internet Advertising & Fees revenue for the fourth quarter of 2013 was $18 million compared to $19 million in last year’s comparable quarter. Historical quarterly revenue data is available in the Company’s supplemental financial information.

Consolidated GAAP operating expenses of $189 million decreased 11% compared to $212 million in the fourth quarter 2012. Consolidated net loss for the fourth quarter of 2013 was $20 million, or ($0.21) per share, which included $26 million of non-cash tax expense primarily associated with the completion of the previously announced sale of the Company’s minority interest in its South Korean business. In the fourth quarter of 2012, the Company reported a net loss of $73 million, or ($0.66) per share, which included a loss from discontinued operations, net of tax, of $68 million.

Non-GAAP net income was $10 million or $0.11 per share, compared to $13 million, or $0.12 per share in the fourth quarter of 2012. Non-GAAP operating expenses of $181 million decreased 5% year over year. EBITDA margin of 16% was led by Careers-North America with a 24% margin. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

Net cash provided by operating activities in the quarter was $25 million and free cash flow was $17 million. Deferred revenue grew sequentially to $342 million or 8% compared to $316 million as of September 30, 2013. Deferred revenue as of December 31, 2012 grew 6% on a sequential basis. The Company ended the quarter with total available liquidity of approximately $270 million, which includes $86.5 million of net proceeds associated with the South Korea transaction which closed in December 2013.

Share Repurchase

During the fourth quarter 2013, Monster repurchased 8.2 million shares of its common stock at an average price of $5.63 per share, for a total of $46 million. At December 31, 2013, there was approximately $93 million remaining under the Company’s previously announced $200 million share repurchase program. Year to date, the Company has repurchased 20.6 million shares, or approximately 20% of its total shares outstanding.

Full Year Results

Monster Worldwide reported total revenue of $808 million for the twelve months ended December 31, 2013 compared to $890 million in the same period last year, a 9% decrease. Monster Careers revenue decreased 10% to $735 million compared with $814 million in the 2012 period. Internet Advertising & Fees reported revenue of $73 million compared to $76 million in the prior year period. The Company reported net loss of $0.5 million, compared to a net loss of $259 million, or ($2.27) per share, in the prior period.

Company Provides Q1 EPS Guidance

First quarter 2014 Non-GAAP EPS from continuing operations is expected to be in the range of $0.06 to $0.10, which excludes approximately $9 million of stock-based compensation.

Historical data on Non-GAAP EPS excluding stock-based compensation expense is available in the Company’s supplemental financial information.

Conference Call and Webcast

Fourth quarter 2013 results will be discussed on Monster Worldwide’s quarterly conference call on February 6, 2014 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 36864089. A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID# 36864089. This number is valid until midnight on February 20, 2014.

Contacts

Investors: Andi Rose, Joele Frank, (212) 355-4449, arose@joelefrank.com

Media: Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE:MWW), is the global leader in successfully connecting job opportunities and people. Monster uses the world’s most advanced technology to help people Find Better, matching job seekers to opportunities via digital, social and mobile solutions including monster.com®, our flagship website, and employers to the best talent using a vast array of products and services. As an Internet pioneer, more than 200 million people have registered on the Monster Worldwide network. Today, with operations in more than 40 countries, Monster provides the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities globally. For more information visit about.monster.com

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the first quarter 2014. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, income from continuing operations, (loss) income from discontinued operations, net of tax, and diluted earnings (loss) per share all exclude certain pro-forma adjustments including: costs incurred for the 2012 restructurings; recovery of restitution award from former executive; non-cash stock-based compensation expense, costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; and the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization, non-cash compensation expense and non-cash restructuring costs. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term marketable securities plus unused borrowings under our credit facilities. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue	$198,718	$211,244	$807,579	$890,392

Salaries and related	99,433	97,401	379,406	408,305
Office and general	50,461	55,497	205,397	226,601
Marketing and promotion	38,840	44,503	169,590	188,326
Restructuring and other special charges	—	14,831	19,995	40,358
Recovery of restitution award from former executive	—	—	—	(5,350)

Total operating expenses	188,734	212,232	774,388	858,240

Operating income (loss)	9,984	(988)	33,191	32,152
Interest and other, net	(1,663)	(1,699)	(5,770)	(5,883)

Income (loss) before income taxes and loss in equity interests	8,321	(2,687)	27,421	26,269
Provision for (benefit from) income taxes	28,157	2,267	23,004	(32,978)
Loss in equity interests, net	(86)	(355)	(908)	(1,081)

(Loss) income from continuing operations	(19,922)	(5,309)	3,509	58,166
Loss from discontinued operations, net of tax	—	(67,716)	(3,798)	(316,886)

Net loss	(19,922)	(73,025)	(289)	(258,720)
Net income attributable to noncontrolling interest	(193)	—	(193)	—

Net loss attributable to Monster Worldwide, Inc.	$(20,115)	$(73,025)	$(482)	$(258,720)

*Basic (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(0.21)	$(0.05)	$0.03	$0.52
Loss from discontinued operations, net of tax	—	(0.61)	(0.04)	(2.81)

Basic (loss) earnings per share	$(0.21)	$(0.66)	$—	$(2.29)

*Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(0.21)	$(0.05)	$0.03	$0.51
Loss from discontinued operations, net of tax	—	(0.61)	(0.04)	(2.78)

Diluted (loss) earnings per share	$(0.21)	$(0.66)	$—	$(2.27)

Weighted average shares outstanding:
Basic	97,872	111,098	106,947	112,866

Diluted	97,872	111,098	107,913	113,995

EBITDA:
Operating income (loss)	$9,984	$(988)	$33,191	$32,152
Depreciation and amortization of intangibles	12,782	16,386	59,156	64,279
Amortization of stock-based compensation	8,226	6,985	25,391	28,174
Restructuring non-cash expenses	—	1,126	5,315	7,543

EBITDA	$30,992	$23,509	$123,053	$132,148

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2013	2012
Cash flows provided by operating activities:
Net loss	$(289)	$(258,720)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	59,156	70,000
Provision for doubtful accounts	2,367	4,469
Non-cash compensation	25,391	28,964
Deferred income taxes	28,574	(9,814)
Non-cash restructuring charges	5,315	7,505
Loss in equity interests, net	908	1,081
Amount reclassified from accumulated other comprehensive income	(23,109)	—
Tax benefit from change in uncertain tax positions	(14,355)	(43,193)
Impairment of goodwill and other intangibles	—	267,855
Excess income tax benefit from equity compensation plans	(5,907)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	8,018	(2,013)
Prepaid and other	14,573	13,332
Deferred revenue	(22,189)	(17,456)
Accounts payable, accrued liabilities and other	(44,631)	(8,683)

Total adjustments	34,111	312,047

Net cash provided by operating activities	33,822	53,327

Cash flows used for investing activities:
Capital expenditures	(32,616)	(59,572)
Cash funded to and dividends received from equity investee and other	(6,266)	(1,349)

Net cash used for investing activities	(38,882)	(60,921)

Cash flows used for financing activities:
Proceeds from borrowings on credit facilities	69,500	224,718
Payments on borrowings on credit facilities	(91,599)	(305,709)
Proceeds from borrowings on term loan	—	100,000
Payments on borrowings on term loan	(6,875)	(43,750)
Repurchase of common stock	(107,167)	(65,611)
Tax withholdings related to net share settlements of restricted stock awards and units	(6,061)	(8,482)
Excess income tax benefit from equity compensation plans	5,907	—
Net proceeds from sale of noncontrolling interest	86,523	—
Proceeds from the exercise of employee stock options	—	23

Net cash used for financing activities	(49,772)	(98,811)

Effects of exchange rates on cash	(4,772)	4,273

Net decrease in cash and cash equivalents	(59,604)	(102,132)
Cash and cash equivalents, beginning of period	148,185	250,317

Cash and cash equivalents, end of period	$88,581	$148,185

Free cash flow:
Net cash provided by operating activities	$33,822	$53,327
Less: Capital expenditures	(32,616)	(59,572)

Free cash flow	$1,206	$(6,245)

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$88,581	$148,185
Accounts receivable, net	332,675	335,905
Property and equipment, net	124,169	147,613
Goodwill and intangibles, net	919,576	919,854
Other assets	121,256	111,606
Current assets of discontinued operations	—	21,702

Total Assets	$1,586,257	$1,684,865

Liabilities and Stockholders’ Equity:
Accounts payable, accrued expenses and other current liabilities	$166,257	$181,914
Deferred revenue	342,156	351,546
Current portion of long-term debt and borrowings on credit facilities	9,375	18,264
Long-term income taxes payable	53,078	63,465
Long-term debt, less current portion	125,900	145,975
Other long-term liabilities	44,297	10,406
Current liabilities of discontinued operations	1,049	33,256

Total Liabilities	$742,112	$804,826

Stockholders’ Equity	844,145	880,039

Total Liabilities and Stockholders’ Equity	$1,586,257	$1,684,865

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$198,718	$—		$198,718	$211,244	$—		$211,244

Salaries and related	99,433	(8,226	)a	91,207	97,401	(6,985	)a	90,416
Office and general	50,461	—		50,461	55,497	(1,347	)b	54,150
Marketing and promotion	38,840	—		38,840	44,503	—		44,503
Restructuring and other special charges	—	—		—	14,831	(14,831	)c	—

Total operating expenses	188,734	(8,226)		180,508	212,232	(23,163)		189,069

Operating income (loss)	9,984	8,226		18,210	(988)	23,163		22,175
Operating margin	5.0%			9.2%	-0.5%			10.5%
Interest and other, net	(1,663)	—		(1,663)	(1,699)	—		(1,699)

Income (loss) before income taxes and loss in equity interests	8,321	8,226		16,547	(2,687)	23,163		20,476
Provision for (benefit from) income taxes	28,157	(22,366	)f,g	5,791	2,267	4,481	e,f	6,748
Loss in equity interests, net	(86)	—		(86)	(355)	—		(355)

(Loss) income from continuing operations	(19,922)	30,592		10,670	(5,309)	18,682		13,373

Loss from discontinued operations, net of tax	—	—		—	(67,716)	67,716	h	—
Net (loss) income	(19,922)	30,592		10,670	(73,025)	86,398		13,373
Net income attributable to noncontrolling interest	(193)	—		(193)	—	—		—

Net (loss) income attributable to Monster Worldwide, Inc.	$(20,115)	$30,592		$10,477	$(73,025)	$86,398		$13,373

*Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(0.21)	$0.31		$0.11	$(0.05)	$0.17		$0.12
Income (loss) from discontinued operations, net of tax	—	—		—	(0.61)	0.61		—

Diluted (loss) earnings per share	$(0.21)	$0.31		$0.11	$(0.66)	$0.78		$0.12

Weighted average shares outstanding:
Basic	97,872	97,872		97,872	111,098	111,098		111,098
Diluted	97,872	98,655		98,655	111,098	112,129		112,129

	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$807,579	$—		$807,579	$890,392	$—		$890,392

Salaries and related	379,406	(25,391	)a	354,015	408,305	(28,174	)a	380,131
Office and general	205,397	(2,920	)b	202,477	226,601	(4,659	)b	221,942
Marketing and promotion	169,590	—		169,590	188,326	—		188,326
Restructuring and other special charges	19,995	(19,995	)c	—	40,358	(40,358	)c	—
Recovery of restitution award from former executive	—	—		—	(5,350)	5,350	d	—

Total operating expenses	774,388	(48,306)		726,082	858,240	(67,841)		790,399

Operating income	33,191	48,306		81,497	32,152	67,841		99,993
Operating margin	4.1%			10.1%	3.6%			11.2%
Interest and other, net	(5,770)	—		(5,770)	(5,883)	—		(5,883)

Income before income taxes and loss in equity interests	27,421	48,306		75,727	26,269	67,841		94,110
Provision for (benefit from) income taxes	23,004	3,528	e,f,g	26,532	(32,978)	64,517	e,f	31,539
Loss in equity interests, net	(908)	—		(908)	(1,081)	—		(1,081)

Income from continuing operations	3,509	44,778		48,287	58,166	3,324		61,490

Loss from discontinued operations, net of tax	(3,798)	3,798	h	—	(316,886)	316,886	h	—
Net (loss) income	(289)	48,576		48,287	(258,720)	320,210		61,490
Net income attributable to noncontrolling interest	(193)	—		(193)	—	—		—

Net (loss) income attributable to Monster Worldwide, Inc.	$(482)	$48,576		$48,094	$(258,720)	$320,210		$61,490

*Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$0.03	$0.41		$0.45	$0.51	$0.03		$0.54
Loss from discontinued operations, net of tax	(0.04)	0.04		—	(2.78)	2.78		—

Diluted earnings (loss) per share	$—	$0.45		$0.45	$(2.27)	$2.81		$0.54

Weighted average shares outstanding:
Basic	106,947	106,947		106,947	112,866	112,866		112,866
Diluted	107,913	107,913		107,913	113,995	113,995		113,995

Note Regarding Non GAAP Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

Non GAAP adjustments consist of the following:

a	Costs related to stock based compensation.

b	Costs directly associated with our previously announced review of strategic alternatives.

c	Restructuring related charges pertaining to the strategic actions that the Company announced in January and November 2012. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, and professional fees.

d	Restitution award paid by a former executive to the United States government in connection with the Company’s historical stock option practices.

e	Non-GAAP income tax adjustment includes the reversal of income tax reserves inclusive of interest due to uncertain tax positions and a tax benefit due to certain losses arising from the company’s restructuring.

f	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the Non GAAP adjustment to income (loss) before income taxes and loss in equity interests. Non-GAAP income tax adjustment includes provision for tax valuation allowances.

g	Income tax adjustment related to sale of a noncontrolling interest in our South Korean business.

h	Discontinued operations related to our sale of ChinaHR and the exit of our businesses in Latin America and Turkey.

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended December 31, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$111,000	$69,687	$18,031		$198,718

Operating income (loss)—GAAP	$16,968	$(3,226)	$6,016	$(9,774)	$9,984
Non GAAP Adjustments	3,347	431	737	3,711	8,226

Operating income (loss)—Non GAAP	$20,315	$(2,795)	$6,753	$(6,063)	$18,210

EBITDA—GAAP	$26,375	$2,663	$7,792	$(5,838)	$30,992
Non GAAP Adjustments	—	—	—	—	—

EBITDA—Non GAAP	$26,375	$2,663	$7,792	$(5,838)	$30,992

Operating margin—GAAP	15.3%	-4.6%	33.4%		5.0%
Operating margin—Non GAAP	18.3%	-4.0%	37.5%		9.2%
EBITDA margin—GAAP	23.8%	3.8%	43.2%		15.6%
EBITDA margin—Non GAAP	23.8%	3.8%	43.2%		15.6%

Three Months Ended December 31, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$111,544	$81,128	$18,572		$211,244

Operating income (loss)—GAAP	$7,407	$(3,684)	$4,156	$(8,867)	$(988)
Non GAAP Adjustments	8,721	8,861	1,484	4,097	23,163

Operating income (loss)—Non GAAP	$16,128	$5,177	$5,640	$(4,770)	$22,175

EBITDA—GAAP	$19,032	$4,392	$6,137	$(6,052)	$23,509
Non GAAP Adjustments	5,888	6,741	958	1,465	15,052

EBITDA—Non GAAP	$24,920	$11,133	$7,095	$(4,587)	$38,561

Operating margin—GAAP	6.6%	-4.5%	22.4%		-0.5%
Operating margin—Non GAAP	14.5%	6.4%	30.4%		10.5%
EBITDA margin—GAAP	17.1%	5.4%	33.0%		11.1%
EBITDA margin—Non GAAP	22.3%	13.7%	38.2%		18.3%

Twelve Months Ended December 31, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$446,274	$288,623	$72,682		$807,579

Operating income (loss)—GAAP	$65,009	$(18,596)	$24,492	$(37,714)	$33,191
Non GAAP Adjustments	17,909	13,661	2,475	14,261	48,306

Operating income (loss)—Non GAAP	$82,918	$(4,935)	$26,967	$(23,453)	$81,497

EBITDA—GAAP	$106,540	$11,493	$30,988	$(25,968)	$123,053
Non GAAP Adjustments	7,543	6,481	341	3,238	17,603

EBITDA—Non GAAP	$114,083	$17,974	$31,329	$(22,730)	$140,656

Operating margin—GAAP	14.6%	-6.4%	33.7%		4.1%
Operating margin—Non GAAP	18.6%	-1.7%	37.1%		10.1%
EBITDA margin—GAAP	23.9%	4.0%	42.6%		15.2%
EBITDA margin—Non GAAP	25.6%	6.2%	43.1%		17.4%

Twelve Months Ended December 31, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$462,962	$351,130	$76,300		$890,392

Operating income (loss)—GAAP	$42,686	$13,076	$17,721	$(41,331)	$32,152
Non GAAP Adjustments	26,826	22,841	4,506	13,668	67,841

Operating income (loss) —Non GAAP	$69,512	$35,917	$22,227	$(27,663)	$99,993

EBITDA—GAAP	$90,103	$42,609	$26,669	$(27,233)	$132,148
Non GAAP Adjustments	14,853	15,489	1,501	282	32,125

EBITDA—Non GAAP	$104,956	$58,098	$28,170	$(26,951)	$164,273

Operating margin—GAAP	9.2%	3.7%	23.2%		3.6%
Operating margin—Non GAAP	15.0%	10.2%	29.1%		11.2%
EBITDA margin—GAAP	19.5%	12.1%	35.0%		14.8%
EBITDA margin—Non GAAP	22.7%	16.5%	36.9%		18.4%